Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Affective Amendment on Registration Statement Form S-8 to the Registration Statement on Form S-4 No. 333-276362 of our reports dated February 22, 2024 relating to the consolidated financial statements of Old National Bancorp and the effectiveness of Old National Bancorp's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Old National Bancorp for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 1, 2024